UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 13, 2005
(Date of earliest event reported)

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
(Exact Name of Registrant as specified in charter)

          Delaware                                                            000-26749                                                       11-2581812
         (State or other                                                 (Commission                                           (I.R.S. Employer
 Jurisdiction of Incorporation)                                 File Number)                                    Identification Number)

26 Harbor Park Drive, Port Washington, New York 11050
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code (516) 626-0007

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        At a meeting of the Registrant's Board of Directors held on May 13, 2005, the directors elected James F. Smith as a new board member effective May 13, 2005. Mr. Brodsky resigned from the Board of Directors effective May 13, 2005. He did not have any disagreement with the Registrant relating to its operations, policies or practices. Mr. Smith is currently serving as the Registrant's President and Chief Executive Officer. There are no arrangements or understanding between Mr. Smith and any other person pursuant to which Mr. Smith was elected as a director. There are no transactions in which Mr. Smith has an interest requiring disclosure under Item 404(a) of Regulation S-K.

        A copy of the press release announcing the appointment of Mr. Smith and the resignation of Mr. Brodsky is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

        Item 9.01      Financial Statements and Exhibits.

(c)      Exhibits.

99.      Press Release dated May 13, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2005

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC. By: /s/ Stuart F. Fleischer —————————————— Stuart F. Fleischer Chief Financial Officer

Exhibit 99

Company Contact	Investor Relations Contacts	Media Contact
Stuart Fleischer Chief Financial Officer NMHC 516-605-6625 sfleischer@nmhcrx.com	David Waldman/John Heilshorn Lippert/Heilshorn & Associates 212-838-3777 dwaldman@lhai.com	Chenoa Taitt Lippert/Heilshorn & Associates 212-838-3777 ctaitt@lhai.com

For Immediate Release

NMHC Appoints James F. Smith to Board of Directors

PORT WASHINGTON, N.Y. – May 13, 2005 – National Medical Health Card Systems, Inc. (Nasdaq: NMHC), a national independent pharmacy benefit manager (PBM), announced today that James F. Smith, 56, president and chief executive officer, has been appointed to the company’s board of directors. Bert Brodsky, 62, who founded NMHC in 1981, has resigned from the board to pursue other interests. Mr. Brodsky had served as chairman from December 1998 through March 2004 and CEO from June 1998 through April 2002.

James Bigl, chairman of NMHC, stated, “Since joining NMHC in August 2004, Jim Smith has made significant contributions as president and CEO, and we look forward to his insights as a member of our board. His industry expertise has added great value to NMHC. I extend our heartfelt appreciation to Bert Brodsky for his foresight in establishing NMHC as one of the leading nationwide PBMs.”

Prior to joining NMHC, Jim Smith served as senior vice president of healthcare services and government relations at CVS Corporation. Mr. Smith’s responsibilities spanned pharmacy network management, pharmacy operations, pharmacy sales, strategic pharmacy relationships and initiatives, state and federal government relations, and pharmacy information systems. From 1999 to 2000, he served as senior vice president of e-commerce at Eckerd Corporation, and from 1997 to 1999, he served as senior vice president of managed care operations at Eckerd Services. Mr. Smith has also served as vice president of managed care operations at TDI Managed Care. His other positions include vice president of Express Pharmacy Service operations, and vice president of loss prevention and operational audit at Thrift Drug.

About NMHC

        National Medical Health Card Systems, Inc. (NMHC) operates NMHC Rx (pharmacy benefits manager or PBM), Integrail (health information solutions), NMHC Mail (home delivery pharmacy), and Ascend (specialty pharmacy solutions), providing services to corporations, unions, health maintenance organizations, third-party administrators, and local governments. Through its clinical programs, value-added offerings, and advanced information systems, NMHC provides quality, cost effective management of pharmacy benefit programs.

Forward-Looking Statements

        This press release contains forward-looking statements which involve known and unknown risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. When used herein, the words “may”, “could”, “estimate”, “believes”, “anticipates”, “thinks”, “intends”, “will be”, “expects”, “plans” and similar expressions identify forward-looking statements. Readers are urged to carefully review and consider various disclosures made by NMHC in its Annual Report on Form 10-K for the fiscal year ended June 30, 2004, including information relating to demand, pricing, government regulation, acquisitions and affiliations, the market for PBM services and competition, as well as the information contained in other Securities and Exchange Commission filings by NMHC.